INDEX OF RESTATED AND AMENDED BYLAWS

                                      OF

                                  CULP, INC.


                                  ARTICLE I.

OFFICES:

      Section 1.  Principal Office.
      Section 2.  Registered Office.
      Section 3.  Other Offices.

                                 ARTICLE II.

MEETINGS OF SHAREHOLDERS:

      Section 1.  Place of Meetings.
      Section 2.  Annual Meetings.
      Section 3.  Substitute Annual Meeting.
      Section 4.  Special Meetings.
      Section 5.  Notice of Meetings.
      Section 6.  Waiver of Notice.
      Section 7.  Shareholders' List.
      Section 8.  Voting Group.
      Section 9.  Quorum.
      Section 10. Proxies.
      Section 11. Voting of Shares.
      Section 12. Informal Action by Shareholders.
      Section 13. North Carolina Shareholder Protection Act.
      Section 14. North Carolina Control Share Act.
      Section 15. Actions to be Taken at an Annual Meeting of Shareholders.

                                 ARTICLE III.

BOARD OF DIRECTORS:

      Section 1.  General Powers.
      Section 2.  Number, Term and Qualifications.
      Section 3.  Nomination and Election of Directors.
      Section 4.  Cumulative Voting.
      Section 5.  Removal.
      Section 6.  Vacancies.
      Section 7.  Chairman of Board.
      Section 8.  Compensation.

                                 ARTICLE IV.

MEETINGS OF DIRECTORS:

      Section 1.  Regular Meetings.
      Section 2.  Special Meetings.
      Section 3.  Notice of Meetings.
      Section 4.  Waiver of Notice.
      Section 5.  Quorum.
      Section 6.  Manner of Acting.
      Section 7.  Presumption of Assent.
      Section 8.  Action Without Meeting.
      Section 9.  Committees of the Board.

                                  ARTICLE V.

OFFICERS:

      Section 1.  Officers of the Corporation.
      Section 2.  Appointment and Term.
      Section 3.  Compensation of Officers.
      Section 4.  Removal.
      Section 5.  Resignation.
      Section 6.  Bonds.
      Section 7.  President.
      Section 8.  Vice Presidents.
      Section 9.  Secretary.
      Section 10. Assistant Secretaries.
      Section 11. Vice President-Finance and Administration.
      Section 12. Treasurer.
      Section 13. Assistant Treasurers.

                                 ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS:

      Section 1.  Contracts.
      Section 2.  Loans.
      Section 3.  Checks and Drafts.
      Section 4.  Deposits.

                                 ARTICLE VII.

SHARES AND THEIR TRANSFER:

      Section 1.  Certificates for Shares.
      Section 2.  Transfer of Shares.
      Section 3.  Lost Certificate.
      Section 4.  Fixing Record Date.
      Section 5.  Holder of Record.
      Section 6.  Shares Held by Nominees.

                                ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS:

      Section 1.  Indemnification of Directors.
      Section 2.  Advancement of Expenses.
      Section 3.  Settlements.
      Section 4.  Benefit of Provisions.
      Section 5.  Authorization.

                                 ARTICLE IX.

GENERAL PROVISIONS:

      Section 1.  Distributions.
      Section 2.  Seal.
      Section 3.  Fiscal Year.
      Section 4.  Amendments.
      Section 5.  Definitions.

                           RESTATED AND AMENDED BYLAWS

                                       OF

                                   CULP, INC.



                                   ARTICLE I.

                                     OFFICES

                                   Section 1.

Principal Office. The principal office of the corporation shall be located at 101 South Main Street, High Point, Guilford County, North Carolina.

                                   Section 2.

Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

                                   Section 3.

Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

                                  ARTICLE II.

                           MEETINGS OF SHAREHOLDERS

                                   Section 1.

Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be fixed by the President, the Secretary or the Board of Directors and designated in the notice of the meeting.

                                   Section 2.

Annual Meetings. The annual meeting of shareholders shall be held at 9:00 a.m. on the third Tuesday in September of each year, or at such time and on such date as the Board of Directors may determine, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting. If the third Tuesday in September shall be a legal holiday, such meeting shall be held on the next succeeding business day, unless the Board of Directors shall determine otherwise.

                                   Section 3.

Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

                                   Section 4.

Special Meetings. Special meetings of the shareholders of the corporation may be called at any time by the Chief Executive Officer, the President, or the Board of Directors.

                                   Section 5.

Notice of Meetings. Written notice stating the date, time and place of the meeting shall be given not less than ten nor more than sixty days before the date of any shareholders' meeting, by personal delivery, by telegraph, teletype, or other form of wire or wireless communication, by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the President, or the Secretary to each shareholder of record entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at his address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.

In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

                                   Section 6.

Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and
(b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

                                   Section 7.

Shareholders' List. Before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney at any time during the meeting or any adjournment thereof.

                                   Section 8.

Voting Group. All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

                                   Section 9.

Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 5 of this Article-II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

                                  Section 10.

Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy executed by the shareholder or by his duly authorized attorney-in-fact. An appointment of proxy is valid for eleven months from the date of its execution, unless a different period is expressly provided in the appointment form.

                                  Section 11.

Voting of Shares. Subject to the provisions of Section 4 of Article III, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except in the election of directors as governed by the provisions of Section 3 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these bylaws.

Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

                                  Section 12.

Informal Action by Shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten days before the action is taken.


                                  Section 13.

North Carolina Shareholder Protection Act. The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Shareholder Protection Act," shall not apply to the corporation.

                                  Section 14.

North Carolina Control Share Act. The provisions of Article 9A of Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Control Share Acquisition Act," shall not apply to the corporation.

                                  Section 15.

Actions to Be Taken at an Annual Meeting of Shareholders. No business shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section-5 of this Article-II, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a shareholder of record of the corporation entitled to vote at the meeting, in compliance with the procedure set forth in this Section-15. For business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. Notice shall be deemed to have been given more than seventy days in advance of the annual meeting if the annual meeting is called on the date indicated by Section 2 of this Article II without regard to when public disclosure thereof is made. Notice of actions to be brought before the annual meeting pursuant to (c) above shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, and (b) as to the shareholders giving the notice, (i) the name and address, as they appear on the corporation-s books, of such shareholder, (ii) the classes and number of shares of the corporation which are owned of record or beneficially by such shareholder, and
(iii) any material interest of such shareholder in such business other than his interest as a shareholder of the corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 15. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provisions prescribed by these bylaws and, if he should so determine, he shall so declare to the meeting and, to the extent permitted by law, any such business not so properly brought before the meeting shall not be transacted.


                                  ARTICLE III.

                              BOARD OF DIRECTORS

                                   Section 1.

General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.

                                   Section 2.

Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be not less than nine (9) nor more than fifteen (15) as may be fixed by resolution duly adopted by the shareholders at or prior to the annual meeting at which such directors are to be elected; and, in the absence of such a resolution, the number of directors shall be the number elected at the preceding annual meeting. Any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors.

The directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two and three years, respectively, and until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years and until their successors shall be elected and shall qualify. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become equal in number, as nearly as may be. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

                                   Section 3.

Nomination and Election of Directors. Except as provided in the corporation's articles of incorporation or in Section 6 of this Article III, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. If any shareholder so demands, the election of directors shall be by ballot.

Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination for election to the Board of Directors shall be made by a Nominating Committee, or by the Board of Directors in the event the Board elects not to appoint a Nominating Committee, which election shall rest in the sole discretion of the Board from year to year. The Nominating Committee shall consist of a Chairman, who shall be a member of the Board of Directors, and two or more shareholders of the corporation. The Nominating Committee, if appointed, shall be appointed by the Board of Directors prior to each annual meeting until the close of the next annual meeting, and such appointment shall be announced at each annual meeting. The Nominating Committee shall make as many nominations for election to the Board of Directors as it shall in its discretion determine, but not less than the number of vacancies that are to be filled.

Nomination for election of any person to the Board of Directors may also be made if written notice of the nomination of such person shall have been delivered to the Secretary of the corporation, at the principal office of the corporation, at least sixty days prior to the date of the annual or special meeting of shareholders at which such election is to be held. Such notice of nomination shall include at least the following information with respect to the nominee: name, home and business addresses, and telephone numbers, current employment description, five-year employment description, list of other directorships held during the past five years and number of shares of the corporation's capital stock held of record and beneficially.

                                   Section 4.

Cumulative Voting. Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

                                   Section 5.

Removal. A director may not be removed without cause. Any director may be removed at any time for cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, unless the entire Board of Directors is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

                                   Section 6.

Vacancies. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of all the remaining directors, or by the sole remaining director, remaining in office. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                                   Section 7.

Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the Board.

                                   Section 8.

Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

                                  ARTICLE IV.

                            MEETINGS OF DIRECTORS

                                   Section 1.

Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

                                   Section 2.

Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by any two directors. Such a meeting may be held either within or without the State of North Carolina, as fixed or persons calling the meeting.

                                   Section 3.

Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

                                   Section 4.

Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   Section 5.

Quorum. Unless the articles of incorporation or these bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

                                   Section 6.

Manner of Acting. Except as otherwise provided in the articles of incorporation or these bylaws, including Section 9 of this Article IV, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                                   Section 7.

Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

                                   Section 8.

Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action so taken is effective when the last director signs the consent, unless the consent specifies a different effective date.

                                   Section 9.

Committees of the Board. The Board of Directors may create an Executive Committee, a Nominating Committee and other committees of the board and appoint members of the Board of Directors to serve on them. The creation of a committee of the board and appointment of members to it must be approved by the greater of
(a) a  majority of the number of directors in office when the action is taken or
(b) the number of directors required to take action pursuant to Section 6 of this Article IV. Each committee of the board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Any vacancy occurring in a committee shall be filled by the vote of a majority of the number of directors fixed by these bylaws at a regular or special meeting of the Board of Directors. Any member of a committee may be removed at any time with or without cause by a majority of the number of directors fixed by these bylaws. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors when required. If action taken by a committee is not thereafter formally considered by the Board of Directors, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action. The provisions in these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board of Directors established under this section.

                                   ARTICLE V.

                                   OFFICERS

                                   Section 1.

Officers of the Corporation. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

                                   Section 2.

Appointment and Term. The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been appointed.

                                   Section 3.

Compensation  of Officers.  The  compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.

                                   Section 4.

Removal. Any officer may be removed by the Board of Directors at any time with or without cause; but such removal shall not itself affect the officer's contract rights, if any, with the corporation.

                                   Section 5.

Resignation. An officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

                                   Section 6.

Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   Section 7.

Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the supervision of the Board of Directors, shall have the general powers and duties of supervision and management of the business of the corporation and its officers and agents, usually vested in the office of president of a corporation. The Chief Executive Officer shall have all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The Chief Executive Officer shall have the authority  to  institute  or defend legal  proceedings  when the  directors  are deadlocked. The Chief Executive Officer shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. In addition, the power and authority to appoint, remove, withdraw officers, or change titles of officers is delegated to the Chief Executive Officer, subject to approval, or disapproval, of the Board of Directors at their next meeting following such appointment, removal, withdrawal, or change of title. The Chief Executive Officer, when present, shall preside at all meetings of the shareholders.

                                   Section 8.

President. The President shall have such powers and duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer. The President shall exercise the powers of the Chief Executive Officer during that officer's absence or inability to act. With the approval of the Board of Directors, the same individual may simultaneously occupy both the office of President and Chief Executive Officer.

                                   Section 9.

Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

                                  Section 10.

Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders, of the Board of Directors and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(c) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) maintain and have general charge of the stock transfer books of the corporation; (g) keep or cause to be kept in the State of North Carolina at the corporation's registered office or principal place of business a record of the corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (h) attest the signature or certify the incumbency or signature of any officer of the corporation; and (i) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

                                  Section 11.

Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the President or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice President, certificates for shares of the corporation.

                                  Section 12.

Vice President - Chief Financial Officer. The Vice President - Chief Financial Officer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and he shall cause to be prepared statements of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, and shall cause such statements to be filed at the registered or principal office of the corporation within four months after the end of such fiscal year, and shall mail such statements, or a written notice of their availability, to each shareholder within 120 days after the end of each such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Vice President - Chief Financial Officer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Vice President - Chief Financial Officer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

                                  Section 13.

Treasurer. The Treasurer shall, in the absence or disability of the Vice President - Chief Financial Officer, perform the duties and exercise the powers of that office, and shall, in general, perform such other duties as shall be assigned to him by the Vice President - Chief Financial Officer, the President, or the Board of Directors.

                                  Section 14.

Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President or by the Board of Directors.

                                  ARTICLE VI.

                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

                                   Section 1.

Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                                   Section 2.

Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

                                   Section 3.

Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

                                   Section 4.

Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.


                                  ARTICLE VII.

                          SHARES AND THEIR TRANSFER

                                   Section 1.

Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. The corporation shall issue and deliver to each shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

                                   Section 2.

Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares.

                                   Section 3.

Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

                                   Section 4.

Fixing Record Date. The Board of Directors may fix a past or future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting or to take any other action. Such record date may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

                                   Section 5.

Holder of Record. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.

                                   Section 6.

Shares Held by Nominees. The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address and taxpayer identification number of the nominee, (ii) the name, address and taxpayer identification number of the beneficial owner, (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at and otherwise participating in shareholders' meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters' rights under Article-13 of the Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares, (v) exercising inspection rights;
(vi) receiving reports, financial statements, proxy statements and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

                                 ARTICLE VIII.

                          INDEMNIFICATION OF DIRECTORS

                                   Section 1.

Indemnification of Directors. The corporation shall indemnify and hold harmless any person who at any time serves or has served as a director of the corporation to the fullest extent from time to time permitted by law in the event such person is made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding, and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise (including service as trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary of the corporation) as a director, officer, employee or agent at the request of the corporation. The rights of any director or former director hereunder shall, to the fullest extent from time to time permitted by law, cover all liability and expense, including without limitation all attorneys' fees and expenses, judgments, fines, excise taxes and, subject to Section 3 of this Article VIII, amounts paid in settlement, and all expenses incurred by such director or former director in enforcing his or her rights hereunder.

                                   Section 2.

Advancement of Expenses. To the fullest extent from time to time permitted by law, the corporation shall pay the expenses of any person who at any time serves or has served as a director of the corporation or of any wholly owned subsidiary of the corporation, including attorneys' fees and expenses, incurred in defending any action, suit or proceeding described in Section 1 of this
Article VIII in advance of the final disposition of such action, suit or proceeding.

                                   Section 3.

Settlements. The corporation shall not be liable to indemnify any such director or former director for any amounts paid in settlement of any proceeding effected without the corporation's written consent. The corporation will not unreasonably withhold its consent in any proposed settlement.

                                   Section 4.

Benefit of Provisions. The rights set forth in this Article VIII shall inure to the benefit of any such director or former director, whether or not he is an officer, director, employee or agent at the time such liabilities or expenses are imposed or incurred, and whether or not the claim asserted against him is based upon matters that antedate the date of adoption of this Article VIII, and in the event of his death shall extend to his legal representative. The rights of directors and former directors under this Article VIII shall be in addition to and not exclusive of any other rights to which they may be entitled under any statute, agreement, insurance policy or otherwise. Any person who at any time after the adoption of this Article VIII serves or has served in any of the capacities described herein for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights of indemnification provided herein.

                                   Section 5.

Authorization. The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this Article VIII, including without limitation, to the extent needed, making a determination that indemnification is permissible in the circumstances and making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board of Directors shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

                                   Section 1.

Distributions. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

                                   Section 2.

Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

                                   Section 3.

Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

                                   Section 4.

Amendments. Except as otherwise provided herein, in the articles of incorporation or by law, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its committees; (3) increasing or decreasing the number of directors; (4) classifying and staggering the election of directors.

No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors, unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally.

                                   Section 5.

Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.